UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 7, 2012
Date of Report (Date of earliest event reported)

EMCORE CORPORATION
Exact Name of Registrant as Specified in its Charter

New Jersey	0-22175	22-2746503
State of Incorporation	Commission File Number	IRS Employer Identification Number

10420 Research Road, SE, Albuquerque, NM  87123
Address of principal executive offices, including zip code

(505) 332-5000
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure.

On May 8, 2012, EMCORE Corporation (the “Company”) issued a press release reporting that the Company had completed the previously announced sale of its Vertical Cavity Surface Emitting Lasers (“VCSEL”)-based product lines to a subsidiary of Sumitomo Electric Industries, Ltd., as described in Item 8.01 below. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.1, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01    Other Events.

On May 7, 2012, the Company completed the previously announced sale of its VCSEL-based product lines to a subsidiary of Sumitomo Electric Industries, Ltd. for $17 million, subject to adjustments. The assets sold include fixed assets, inventory, and intellectual property for the VCSEL-based product lines within the Company's fiber optics business unit.

A Current Report on Form 8-K announcing the definitive agreement to sell the VCSEL-based product lines was previously filed on March 28, 2012.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
Exhibit 99.1	Press Release dated May 8, 2012

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMCORE CORPORATION
Dated: May 8, 2012	By: /s/ Mark Weinswig Name: Mark Weinswig Title: Chief Financial Officer